VALIDUS REPORTS NET INCOME AVAILABLE TO VALIDUS COMMON SHAREHOLDERS OF $94.6 MILLION, OR $1.17 PER DILUTED COMMON SHARE AND A 10.2% ANNUALIZED RETURN ON AVERAGE EQUITY FOR THE THREE MONTHS ENDED MARCH 31, 2017
Pembroke, Bermuda, April 26, 2017 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus common shareholders of $94.6 million, or $1.17 per diluted common share, for the three months ended March 31, 2017, compared to $166.8 million, or $1.98 per diluted common share, for the three months ended March 31, 2016.
Net operating income available to Validus common shareholders was $76.8 million, or $0.95 per diluted common share, for the three months ended March 31, 2017, compared to $121.5 million, or $1.44 per diluted common share, for the three months ended March 31, 2016.
The annualized return on average equity was 10.2% for the three months ended March 31, 2017, compared to 18.1% for the three months ended March 31, 2016. The annualized net operating return on average equity was 8.3% for the three months ended March 31, 2017, compared to 13.2% for the three months ended March 31, 2016.
Book value per common share at March 31, 2017 was $47.54, compared to $46.61 at December 31, 2016. Book value per diluted common share at March 31, 2017 was $45.88, compared to $44.97 at December 31, 2016, reflecting quarterly growth of 2.9%, inclusive of common dividends.
Commenting on the results for the three months ended March 31, 2017, Validus' Chairman and CEO Ed Noonan stated:
"This was another good quarter for the Validus Group. We had $94.6 million in net income, and an annualized return on average equity of 10.2% in the quarter. Our combined ratio of 83.2% reflects our continued commitment to underwriting profits, and most importantly we grew our book value per diluted common share (including dividends) by 2.9% during the quarter."
Income available to Validus common shareholders by segment for the three months ended March 31, 2017 and March 31, 2016 was as follows:

	Three Months Ended March 31,
	2017	2016
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re - Underwriting income	$71.8	$98.3
Talbot - Underwriting income	4.9	20.3
Western World - Underwriting loss	(9.1)	(4.7)
Validus' share of AlphaCat income	6.1	8.8
Total segmental income	73.7	122.7
Managed net investment income (a)	36.2	27.9
Corporate expenses	(33.1)	(32.5)
Other items and eliminations	17.8	48.7
Net income available to Validus common shareholders	$94.6	$166.8
Net income per diluted share available to Validus common shareholders	$1.17	$1.98
Net operating income available to Validus common shareholders (b)	$76.8	$121.5
Net operating income per diluted share available to Validus common shareholders (b)	$0.95	$1.44

(a)
Managed net investment income relates to our managed investment portfolio. Total net investment income, inclusive of AlphaCat's non-managed portfolio was $40.2 million and $29.5 million for the three months ended March 31, 2017 and 2016, respectively.

(b)
Net operating income available to Validus common shareholders is presented after tax and is considered a non-GAAP financial measure. A reconciliation of net income available to Validus common shareholders, the most comparable GAAP measure, to net operating income available to Validus common shareholders is presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This earnings release should be read in conjunction with the Company's first quarter 2017 investor financial supplement that has been posted to the Investors section of the Company's website located at www.validusholdings.com.
First Quarter 2017 Results
Highlights for the first quarter are as follows:

•
Gross premiums written for the three months ended March 31, 2017 were $1,190.9 million compared to $1,172.8 million for the three months ended March 31, 2016, an increase of $18.1 million, or 1.5%. The increase was primarily driven by an increase in the Western World segment and was offset by decreases in the Validus Re and Talbot segments. The decrease in the Validus Re segment was driven by a decline in agriculture premiums of $76.3 million due to lower crop premiums available for reinsurers as a result of recent mergers and acquisitions in the primary insurance space, including the Company's announced acquisition of Crop Risk Services ("CRS"). This decrease was offset by an increase in agriculture premiums of $84.3 million in the Western World segment, which resulted from a new quota-share arrangement between CRS and Validus Re Switzerland. The results of this quota-share arrangement have been presented within the Western World segment in anticipation of these premiums being written by Western World upon closing of the transaction.

•
Reinsurance premiums ceded for the three months ended March 31, 2017 were $200.1 million compared to $167.8 million, for the three months ended March 31, 2016, an increase of $32.3 million, or 19.2%. The increase was primarily driven by increases in the Validus Re, Talbot and AlphaCat segments.

•
The loss ratio for the three months ended March 31, 2017 was 46.9%, which included $61.2 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 10.6 percentage points compared to a loss ratio for the three months ended March 31, 2016 of 39.3%, which included $53.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.4 percentage points. The loss ratio for the three months ended March 31, 2017 included losses on a single energy non-notable loss event of $19.8 million or 3.4 percentage points of the loss ratio. There were no notable or non-notable loss events occurring during the three months ended March 31, 2016. The favorable development of $61.2 million on prior accident years for the three months ended March 31, 2017 was primarily due to favorable development on attritional losses of $50.6 million and favorable development on event losses of $10.6 million.

•	The combined ratio for the three months ended March 31, 2017 and 2016 was 83.2% and 75.1%, respectively, an increase of 8.1 percentage points.

•
Managed net investment income from our managed investment portfolio for the three months ended March 31, 2017 was $36.2 million compared to $27.9 million for the three months ended March 31, 2016, an increase of $8.3 million, or 29.6%. The increase was primarily driven by returns on the Company's portfolio of structured securities, of which $3.9 million was generated from a single fixed income fund during the three months ended March 31, 2017 compared to a loss of $2.4 million from the same fund during the three months ended March 31, 2016.

•
Net income available to Validus common shareholders for the three months ended March 31, 2017 was $94.6 million compared to $166.8 million for the three months ended March 31, 2016, a decrease of $72.2 million, or 43.3%.

•
Net operating income available to Validus common shareholders for the three months ended March 31, 2017 was $76.8 million compared to $121.5 million for the three months ended March 31, 2016, a decrease of $44.7 million, or 36.8%.

•
Annualized return on average equity was 10.2% and annualized net operating return on average equity was 8.3% for the three months ended March 31, 2017 compared to 18.1% and 13.2%, respectively, for the three months ended March 31, 2016.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Notable and Non-Notable Losses

The Company defines a notable loss event as an event whereby consolidated net losses and loss expenses aggregate to a threshold greater than or equal to $30.0 million. The Company defines a non-notable loss event as an event whereby consolidated net losses and loss expenses aggregate to a threshold greater than or equal to $15.0 million but less than $30.0 million.
There were no notable loss events occurring during the three months ended March 31, 2017. Losses and loss expenses from a single energy non-notable loss event occurring during the three months ended March 31, 2017 were $19.8 million, or 3.4 percentage points of the loss ratio. Details of this loss by segment are as follows:

	First Quarter 2017 Non-Notable Loss Event
(Dollars in thousands)	Validus Re	Talbot	Total
Net Losses and Loss Expenses	11,012	8,750	19,762
Less: Reinstatement Premiums, net	(567)	1,627	1,060
Net Loss Attributable to Validus	$10,445	$10,377	$20,822
Inclusive of reinstatement premiums payable of $1.1 million, the net loss attributable to the Company from this event was $20.8 million.
There were no notable or non-notable loss events occurring during the three months ended March 31, 2016.
The Company's loss ratio, excluding the impact of the non-notable loss event and the change in prior accident years, for the three months ended March 31, 2017 and 2016 was 54.1% and 48.7%, respectively.

Validus Re Segment
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2017 were $620.5 million compared to $691.7 million for the three months ended March 31, 2016, a decrease of $71.1 million, or 10.3%. Gross premiums written for the three months ended March 31, 2017 included $203.7 million of property premiums, $100.5 million of marine premiums and $316.3 million of specialty premiums, compared to $192.6 million of property premiums, $106.6 million of marine premiums and $392.4 million of specialty premiums for the three months ended March 31, 2016. The increase in the property lines of $11.1 million was primarily driven by new business written of $6.0 million and adjustments to existing business of $3.5 million. The decrease in the marine lines of $6.1 million was primarily due to adjustments to existing business. The decrease in premiums in the specialty lines of $76.2 million was primarily driven by a decline in agriculture premiums.

•
Reinsurance premiums ceded for the three months ended March 31, 2017 were $108.8 million compared to $92.5 million for the three months ended March 31, 2016, an increase of $16.3 million, or 17.6%. The increase was driven by an increase in coverage purchased of $8.5 million, a new proportional retrocession program of $5.8 million and the timing of certain reinsurance purchases.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
The loss ratio for the three months ended March 31, 2017 was 39.4%, which included $28.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 13.2 percentage points compared to a loss ratio for the three months ended March 31, 2016 of 34.0%, which included $25.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 10.5 percentage points. The loss ratio for the three months ended March 31, 2017 included losses on a single energy non-notable loss event of $11.0 million or 5.0 percentage points of the loss ratio. There were no notable or non-notable loss events occurring during the three months ended March 31, 2016. The favorable development of $28.8 million on prior accident years for the three months ended March 31, 2017 was primarily due to favorable development on attritional losses of $19.5 million and favorable development on event losses of $9.3 million.

•	The combined ratio for the three months ended March 31, 2017 and 2016 was 67.2% and 59.6%, respectively, an increase of 7.6 percentage points.

•	Underwriting income for the three months ended March 31, 2017 was $71.8 million compared to $98.3 million for the three months ended March 31, 2016, a decrease of $26.5 million, or 27.0%.
Talbot Segment
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2017 were $247.2 million compared to $266.3 million for the three months ended March 31, 2016, a decrease of $19.1 million, or 7.2%. Gross premiums written for the three months ended March 31, 2017 included $73.3 million of property premiums, $77.3 million of marine premiums and $96.6 million of specialty premiums compared to $69.8 million of property premiums, $88.2 million of marine premiums and $108.3 million of specialty premiums for the three months ended March 31, 2016. The decrease in the marine and specialty lines of $10.9 million and $11.7 million, respectively, was primarily driven by decreases across a number of classes as a result of reductions in participation and non-renewals on various programs due to the current rate environment.

•
Reinsurance premiums ceded for the three months ended March 31, 2017 were $92.8 million compared to $87.5 million for the three months ended March 31, 2016, an increase of $5.4 million, or 6.1%. The increase was driven by increases in the property and specialty lines of $5.7 million and $6.0 million, respectively, and was partially offset by a decrease in the marine lines of $6.4 million. The increases in the property and specialty lines were driven by lower premium adjustments on quota share policies during the three months ended March 31, 2017. The decrease in the marine lines was primarily due to higher reinstatement premiums across a number of classes during the three months ended March 31, 2016.

•
The loss ratio for the three months ended March 31, 2017 was 54.6%, which included $28.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 14.8 percentage points compared to a loss ratio for the three months ended March 31, 2016 of 48.4%, which included $22.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.0 percentage points. The loss ratio for the three months ended March 31, 2017 included losses on a single energy non-notable loss event of $8.8 million or 4.5 percentage points of the loss ratio and other mid-size specialty losses of $18.2 million, or 9.3 percentage points of the loss ratio, primarily related to the Mexican Riots. There were no notable or non-notable loss events occurring during the three months ended March 31, 2016. The favorable development of $28.8 million on prior accident years for the three months ended March 31, 2017 was primarily due to favorable development on attritional losses.

•	The combined ratio for the three months ended March 31, 2017 and 2016 was 97.9% and 90.2%, respectively, an increase of 7.7 percentage points.

•	Underwriting income for the three months ended March 31, 2017 was $4.9 million compared to $20.3 million for the three months ended March 31, 2016, a decrease of $15.4 million, or 76.1%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Western World Segment
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2017 were $172.0 million compared to $64.0 million for the three months ended March 31, 2016, an increase of $108.1 million, or 169.0%. Gross premiums written for the three months ended March 31, 2017 included $28.1 million of property premiums, $59.6 million of liability premiums and $84.3 million of specialty premiums, compared to $15.4 million of property premiums and $48.5 million of liability premiums for the three months ended March 31, 2016. The increases in the property and liability lines of $12.7 million and $11.1 million, respectively, was primarily due to the continued build out of product offerings in the short-tail property lines as well as the Validus Specialty Underwriters platform. Also contributing to the increase in the liability lines was an increase in the contract liability lines which was partially offset by decreases resulting from the discontinuation of other underperforming general liability lines. The increase in the specialty lines of $84.3 million was due to new agriculture business written in relation to CRS.

•
The loss ratio for the three months ended March 31, 2017 was 77.0%, which included $0.2 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 0.2 percentage points compared to a loss ratio for the three months ended March 31, 2016 of 64.5%, which included $4.4 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 7.2 percentage points. The loss ratio for the three months ended March 31, 2017 included U.S.-based weather related losses of $8.1 million, or 8.3 percentage points of the loss ratio, compared to $2.0 million, or 3.3 percentage points of the loss ratio during the three months ended March 31, 2016.

•
The combined ratio for the three months ended March 31, 2017 and 2016 was 109.6% and 108.1%, respectively, an increase of 1.5 percentage points. The increase was primarily due to the increase in the loss ratio, which was driven by higher U.S.-based weather related losses and lower favorable development on prior accident years during the three months ended March 31, 2017; partially offset by the decrease in the expense ratio as a result of premium growth in the property and liability lines as well as new agriculture business written during the three months ended March 31, 2017.

•	Underwriting loss for the three months ended March 31, 2017 was $9.1 million compared to $4.7 million for the three months ended March 31, 2016, an increase of $4.4 million, or 92.9%.
AlphaCat Segment
Highlights for the first quarter include the following:

•
AlphaCat's assets under management were $2.9 billion as at April 1, 2017, compared to $2.7 billion as at January 1, 2017, of which third party assets under management were $2.7 billion as at April 1, 2017, compared to $2.5 billion as at January 1, 2017.

•
Revenues earned for the three months ended March 31, 2017 were $5.3 million, of which $4.6 million were earned from third parties, compared to $5.6 million for the three months ended March 31, 2016, of which $4.7 million were earned from third parties.

•
Total expenses for the three months ended March 31, 2017 were $4.0 million, compared to $2.4 million for the three months ended March 31, 2016, an increase of $1.5 million, or 62.2%. The increase was driven by a higher allocation of costs to the AlphaCat segment.

•
Income before investment income from AlphaCat Funds and Sidecars for the three months ended March 31, 2017 was $1.3 million, compared to $3.2 million for the three months ended March 31, 2016, a decrease of $1.9 million, or 58.5%.

•
Investment income from AlphaCat Funds and Sidecars for the three months ended March 31, 2017 was $4.8 million, compared to $5.6 million for the three months ended March 31, 2016, a decrease of $0.8 million or 14.2%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	Validus' share of AlphaCat income for the three months ended March 31, 2017 was $6.1 million, compared to $8.8 million for the three months ended March 31, 2016, a decrease of $2.7 million, or 30.2%.
Investments
Highlights of our managed portfolio for the first quarter include the following:

•
Managed net investment income from our managed investment portfolio for the three months ended March 31, 2017 was $36.2 million compared to $27.9 million for the three months ended March 31, 2016, an increase of $8.3 million, or 29.6%. The increase was primarily driven by returns on the Company's portfolio of structured securities, of which $3.9 million was generated from a single fixed income fund during the three months ended March 31, 2017 compared to a loss of $2.4 million from the same fund during the three months ended March 31, 2016.

•	Annualized effective yield for the three months ended March 31, 2017 was 2.27%, compared to 1.79% for the three months ended March 31, 2016, an increase of 48 basis points.

•
Net realized losses on managed investments for the three months ended March 31, 2017 were $2.9 million compared to $1.1 million for the three months ended March 31, 2016, an unfavorable movement of $1.8 million.

•
The change in net unrealized gains on managed investments for the three months ended March 31, 2017 was $14.3 million compared to $47.1 million for the three months ended March 31, 2016, an unfavorable movement of $32.7 million, or 69.5%. The unfavorable movement was primarily driven by the impact of changes in interest rates on the Company's managed fixed maturity investment portfolio during the three months ended March 31, 2017 as compared to the three months ended March 31, 2016.

Corporate Expenses
Highlights for the first quarter include the following:

•
General and administrative expenses for the three months ended March 31, 2017 were $17.2 million compared to $16.2 million for the three months ended March 31, 2016, an increase of $1.0 million or 6.1%.

•	Share compensation expenses for the three months ended March 31, 2017 were $3.4 million compared to $4.1 million for the three months ended March 31, 2016, a decrease of $0.7 million or 16.6%.

•
Finance expenses, excluding the Company's share of AlphaCat finance expenses from consolidated variable interest entities, for the three months ended March 31, 2017 were $13.9 million compared to $14.3 million for the three months ended March 31, 2016, a decrease of $0.5 million or 3.3%.

•	The Company issued $150.0 million of preferred shares in June 2016. Dividends paid on preferred shares during the three months ended March 31, 2017 were $2.2 million.
Shareholders' Equity and Capitalization
As at March 31, 2017, total shareholders' equity was $4.2 billion including $330.6 million of noncontrolling interest and $150.0 million of preferred shares. Shareholders' equity available to Validus common shareholders was $3.8 billion as at March 31, 2017. Book value per common share was $47.54 at March 31, 2017 based on 79,137,590 common shares, compared to $46.61 at December 31, 2016 based on 79,132,252 common shares. Book value per diluted common share was $45.88 at March 31, 2017 based on 82,001,614 diluted common shares, compared to $44.97 at December 31, 2016 based on 82,026,998 diluted common shares, an increase of 2.9%, inclusive of dividends for the three months ended March 31, 2017. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of book value per common share, the most comparable GAAP measure, to book value per diluted common share is presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Total capitalization available to Validus at March 31, 2017 was $4.7 billion, including $537.4 million of junior subordinated deferrable debentures and $245.4 million of senior notes. Total capitalization at March 31, 2017 was $6.7 billion, including $1.7 billion of redeemable noncontrolling interest and $330.6 million of noncontrolling interest related to AlphaCat.
Share Repurchases
The Company has not repurchased any common shares during the three months ended March 31, 2017. A summary of the common share repurchases made to date under the Company’s previously announced share repurchase programs is as follows:

	Common Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Share repurchases:	As at March 31, 2017	As at April 25, 2017	Cumulative to Date through April 25, 2017
Aggregate purchase price (a)	$2,704,406	$—	$2,704,406
Common shares repurchased	80,508,849	—	80,508,849
Average price (a)	$33.59	$—	$33.59

(a)	Share transactions are on a trade date basis through April 25, 2017 and are inclusive of commissions. Average share price is rounded to two decimal places.
Conference Call
The Company will host a conference call for analysts and investors on April 27, 2017 at 10:00 AM (Eastern) to discuss the first quarter 2017 financial results and related matters. The conference call may be accessed by dialing 1-844-309-6712 (toll-free U.S.) or 1-484-747-6926 (international) and entering the passcode 9211 0610. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 11, 2017, by dialing 1-855-859-2056 (toll-free U.S.) or 1-404-537-3406 (international) and entering the passcode 9211 0610.
This conference call will also be available through a live audio webcast accessible through the Investors section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investors section of the Company's website through May 11, 2017. In addition, a financial supplement relating to the Company's financial results for the three months ended March 31, 2017 is available in the Investors section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. ("Validus") is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Underwriting Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
Validus Re is a Bermuda based reinsurer focused primarily on treaty reinsurance. Talbot is a specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance company focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and Validus in insurance linked securities and other property catastrophe and specialty reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Mustafa Riffat / Charlotte Connerton

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at March 31, 2017 and December 31, 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	March 31, 2017	December 31, 2016
Assets
Fixed maturity investments trading, at fair value (amortized cost: 2017—$5,391,103; 2016—$5,584,599)	$5,365,216	$5,543,030
Short-term investments trading, at fair value (amortized cost: 2017—$2,785,232; 2016—$2,796,358)	2,785,226	2,796,170
Other investments, at fair value (cost: 2017—$415,679; 2016—$380,130)	443,004	405,712
Investments in investment affiliates, equity method (cost: 2017—$83,968; 2016—$84,840)	94,697	100,431
Cash and cash equivalents	623,937	419,976
Restricted cash	92,547	70,956
Total investments and cash	9,404,627	9,336,275
Premiums receivable	1,214,745	725,390
Deferred acquisition costs	292,180	209,227
Prepaid reinsurance premiums	199,046	77,996
Securities lending collateral	10,386	9,779
Loss reserves recoverable	451,856	430,421
Paid losses recoverable	37,837	35,247
Income taxes recoverable	6,757	4,870
Deferred tax asset	45,995	43,529
Receivable for investments sold	9,302	3,901
Intangible assets	114,176	115,592
Goodwill	196,758	196,758
Accrued investment income	25,962	26,488
Other assets	127,494	134,282
Total assets	$12,137,121	$11,349,755

Liabilities
Reserve for losses and loss expenses	$3,052,745	$2,995,195
Unearned premiums	1,612,474	1,076,049
Reinsurance balances payable	118,119	54,781
Securities lending payable	10,852	10,245
Deferred tax liability	3,818	3,331
Payable for investments purchased	38,486	29,447
Accounts payable and accrued expenses	171,134	587,648
Notes payable to AlphaCat investors	446,576	278,202
Senior notes payable	245,412	245,362
Debentures payable	537,402	537,226
Total liabilities	$6,237,018	$5,817,486
Commitments and contingent liabilities
Redeemable noncontrolling interests	1,657,630	1,528,001
Shareholders’ equity
Preferred shares (Issued and Outstanding: 2017—6,000; 2016—6,000)	150,000	150,000
Common shares (Issued: 2017—161,285,411; 2016—161,279,976; Outstanding: 2017—79,137,590; 2016—79,132,252)	28,225	28,224
Treasury shares (2017—82,147,821; 2016—82,147,724)	(14,376)	(14,376)
Additional paid-in capital	830,346	821,023
Accumulated other comprehensive loss	(22,453)	(23,216)
Retained earnings	2,940,134	2,876,636
Total shareholders’ equity available to Validus	3,911,876	3,838,291
Noncontrolling interests	330,597	165,977
Total shareholders’ equity	$4,242,473	$4,004,268
Total liabilities, noncontrolling interests and shareholders’ equity	$12,137,121	$11,349,755

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Income
For the three months ended March 31, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	2017	2016
Revenues
Gross premiums written	$1,190,857	$1,172,791
Reinsurance premiums ceded	(200,106)	(167,835)
Net premiums written	990,751	1,004,956
Change in unearned premiums	(415,375)	(433,688)
Net premiums earned	575,376	571,268
Net investment income	40,214	29,461
Net realized losses on investments	(1,164)	(584)
Change in net unrealized gains on investments	13,348	47,444
Income (loss) from investment affiliates	5,188	(4,113)
Other insurance related income and other income	1,330	1,413
Foreign exchange gains	1,569	6,245
Total revenues	635,861	651,134
Expenses
Losses and loss expenses	269,585	224,447
Policy acquisition costs	111,628	107,193
General and administrative expenses	87,924	86,208
Share compensation expenses	9,491	11,237
Finance expenses	13,943	15,203
Total expenses	492,571	444,288
Income before taxes, loss from operating affiliate and (income) attributable to AlphaCat investors	143,290	206,846
Tax benefit	3,549	2,118
Loss from operating affiliate	—	(23)
(Income) attributable to AlphaCat investors	(7,503)	(4,600)
Net income	$139,336	$204,341
Net (income) attributable to noncontrolling interests	(42,572)	(37,531)
Net income available to Validus	96,764	166,810
Dividends on preferred shares	(2,203)	—
Net income available to Validus common shareholders	$94,561	$166,810

Selected ratios:
Ratio of net to gross premiums written	83.2%	85.7%

Losses and loss expense ratio	46.9%	39.3%

Policy acquisition cost ratio	19.4%	18.8%
General and administrative expense ratio (a)	16.9%	17.0%
Expense ratio	36.3%	35.8%
Combined ratio	83.2%	75.1%

(a)	The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months ended March 31, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

Validus Re Segment	Three Months Ended March 31,
	2017	2016
Underwriting revenues
Gross premiums written	$620,522	$691,668
Reinsurance premiums ceded	(108,813)	(92,495)
Net premiums written	511,709	599,173
Change in unearned premiums	(293,297)	(355,342)
Net premiums earned	218,412	243,831
Other insurance related income (loss)	78	(315)
Total underwriting revenues	218,490	243,516
Underwriting deductions
Losses and loss expenses	86,154	82,868
Policy acquisition costs	41,256	42,259
General and administrative expenses	16,832	17,179
Share compensation expenses	2,477	2,901
Total underwriting deductions	146,719	145,207
Underwriting income	$71,771	$98,309

Talbot Segment	Three Months Ended March 31,
	2017	2016
Underwriting revenues
Gross premiums written	$247,175	$266,317
Reinsurance premiums ceded	(92,824)	(87,458)
Net premiums written	154,351	178,859
Change in unearned premiums	40,714	27,933
Net premiums earned	195,065	206,792
Other insurance related income	755	11
Total underwriting revenues	195,820	206,803
Underwriting deductions
Losses and loss expenses	106,412	100,101
Policy acquisition costs	43,276	44,343
General and administrative expenses	38,443	38,535
Share compensation expenses	2,827	3,522
Total underwriting deductions	190,958	186,501
Underwriting income	$4,862	$20,302

Western World Segment	Three Months Ended March 31,
	2017	2016
Underwriting revenues
Gross premiums written	$172,043	$63,959
Reinsurance premiums ceded	(5,618)	(4,139)
Net premiums written	166,425	59,820
Change in unearned premiums	(69,153)	1,679
Net premiums earned	97,272	61,499
Other insurance related income	241	288
Total underwriting revenues	97,513	61,787
Underwriting deductions
Losses and loss expenses	74,925	39,646
Policy acquisition costs	20,236	14,200
General and administrative expenses	10,754	12,075
Share compensation expenses	692	581
Total underwriting deductions	106,607	66,502
Underwriting loss	$(9,094)	$(4,715)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months ended March 31, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

AlphaCat Segment	Three Months Ended March 31,
	2017	2016
Revenues
Third party	$4,644	$4,727
Related party	631	891
Total revenues	5,275	5,618
Expenses
General and administrative expenses	3,844	1,482
Share compensation expenses	82	141
Finance expenses	31	808
Tax benefit	(1)	—
Foreign exchange (gains) losses	(1)	8
Total expenses	3,955	2,439
Income before investment income from AlphaCat Funds and Sidecars	1,320	3,179
Investment income (loss) from AlphaCat Funds and Sidecars (a)
AlphaCat Sidecars	(112)	124
AlphaCat ILS Funds - Lower Risk (b)	2,189	2,507
AlphaCat ILS Funds - Higher Risk (b)	2,367	2,436
BetaCat ILS Funds	368	563
PaCRe	—	(23)
Total investment income from AlphaCat Funds and Sidecars	4,812	5,607
Validus' share of AlphaCat income	$6,132	$8,786

(a)	The investment income from the AlphaCat funds and sidecars is based on equity accounting.

(b)
Lower risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of less than 7%, whereas higher risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of greater than 7%. Expected loss represents the average annual loss over the set of simulation scenarios divided by the total limit.

Corporate and Investments	Three Months Ended March 31,
	2017	2016
Investment income
Managed net investment income (a)	$36,192	$27,923

Corporate expenses
General and administrative expenses	17,177	16,183
Share compensation expenses	3,413	4,092
Finance expenses (a)	13,864	14,341
Dividends on preferred shares	2,203	—
Tax benefit (a)	(3,548)	(2,118)
Total Corporate expenses	33,109	32,498

Other items
Net realized losses on managed investments (a)	(2,892)	(1,086)
Change in net unrealized gains on managed investments (a)	14,349	47,078
Income (loss) from investment affiliates	5,188	(4,113)
Foreign exchange gains (a)	1,103	6,074
Other income	94	677
Total other items	17,842	48,630
Total Corporate and Investments	$20,925	$44,055

(a)	These items exclude the components which are included in Validus' share of AlphaCat and amounts which are consolidated from variable interest entities.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain non-GAAP financial measures. The Company believes that these non-GAAP measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP.
In addition to presenting book value per common share determined in accordance with U.S. GAAP, the Company believes that the following non-GAAP book value financial measures are key financial indicators for evaluating performance and measuring overall growth: book value per diluted common share, book value per diluted common share plus accumulated dividends and tangible book value per diluted common share. A reconciliation of book value per common share, a GAAP financial measure, to the non-GAAP book value financial measures has been included below.
In addition to presenting net income available to Validus common shareholders determined in accordance with U.S. GAAP, the Company believes that showing net operating income available to Validus common shareholders, a non-GAAP financial measure, provides investors with a valuable measure of profitability and enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results in a manner similar to how management analyzes the Company’s underlying business performance.
Net operating income available to Validus common shareholders, a non-GAAP financial measure, is calculated by the addition or subtraction of certain Consolidated Statement of Income line items from net income available to Validus common shareholders, the most directly comparable GAAP financial measure, and measures the performance of the Company’s operations without the influence of gains or losses on investments and foreign currencies and other items as noted in the reconciliation below. The Company excludes these items from its calculation of net operating income available to Validus common shareholders because the amount of these gains and losses is heavily influenced by, and fluctuates in part, according to availability of investment market opportunities and other factors. The Company believes these amounts are largely independent of its core underwriting activities and including them distorts the analysis of trends in its operations. The Company believes the reporting of net operating income available to Validus common shareholders enhances the understanding of results by highlighting the underlying profitability of the Company’s core (re)insurance operations. This profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing, as well as loss frequency and severity. Over time it is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses.
Return on average equity, a GAAP financial measure, and net operating return on average equity, a non-GAAP financial measure, represents the returns generated on common shareholders’ equity during the year and are presented below.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Tangible Book Value per Diluted Common Share
As at March 31, 2017 and December 31, 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	At March 31, 2017
	Equity Amount	Common Shares	Per Share Amount (a)
Book value per common share (b)	$3,761,876	79,137,590	$47.54
Non-GAAP Adjustments:
Assumed exercise of outstanding stock options (c)(d)	614	26,136
Unvested restricted shares	—	2,837,888
Book value per diluted common share (e)	3,762,490	82,001,614	$45.88
Goodwill	(196,758)	—
Intangible assets	(114,176)	—
Tangible book value per diluted common share (e)	$3,451,556	82,001,614	$42.09

Book value per diluted common share (e)			$45.88
Accumulated dividends			11.94
Book value per diluted common share plus accumulated dividends (e)			$57.82

	At December 31, 2016
	Equity Amount	Common Shares	Per Share Amount (a)
Book value per common share (b)	$3,688,291	79,132,252	$46.61
Non-GAAP Adjustments:
Assumed exercise of outstanding stock options (c)(d)	614	26,136
Unvested restricted shares	—	2,868,610
Book value per diluted common share (e)	3,688,905	82,026,998	$44.97
Goodwill	(196,758)	—
Intangible assets	(115,592)	—
Tangible book value per diluted common share (e)	$3,376,555	82,026,998	$41.16

Book value per diluted common share (e)			$44.97
Accumulated dividends			11.56
Book value per diluted common share plus accumulated dividends (e)			$56.53

(a)	Per share amounts are calculated by dividing the equity amount by the common shares.

(b)
The equity amount used in the calculation of book value per common share represents total shareholders' equity available to Validus excluding the liquidation value of the preferred shares of $150 million.

(c)	Using the "as-if-converted" method, assuming all proceeds received upon exercise of stock options will be retained by the Company and the resulting common shares from exercise remain outstanding.

(d)	At March 31, 2017, the weighted average exercise price for those stock options that had an exercise price lower than book value per share was $23.48 (December 31, 2016: $23.48).

(e)	Non-GAAP financial measure.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus Common Shareholders, Net Operating Income per Diluted Share Available to Validus Common Shareholders and Annualized Net Operating Return on Average Equity
For the three months ended March 31, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended
	March 31, 2017	March 31, 2016
Net income available to Validus common shareholders	$94,561	$166,810
Non-GAAP Adjustments:
Net realized losses on investments	1,164	584
Change in net unrealized gains on investments	(13,348)	(47,444)
(Income) loss from investment affiliates	(5,188)	4,113
Foreign exchange gains	(1,569)	(6,245)
Other income	(94)	(677)
Net income attributable to noncontrolling interests	728	237
Tax expense (a)	580	4,127
Net operating income available to Validus common shareholders (b)	$76,834	$121,505

Earnings per diluted share available to Validus common shareholders	$1.17	$1.98
Non-GAAP Adjustments:
Net realized losses on investments	0.01	—
Change in net unrealized gains on investments	(0.17)	(0.56)
(Income) loss from investment affiliates	(0.06)	0.05
Foreign exchange gains	(0.02)	(0.07)
Other income	—	(0.01)
Net income attributable to noncontrolling interests	0.01	—
Tax expense (a)	0.01	0.05
Net operating income per diluted share available to Validus common shareholders (b)	$0.95	$1.44

Average shareholders' equity available to Validus common shareholders (c)	$3,725,084	$3,681,701

Annualized return on average equity	10.2%	18.1%
Annualized net operating return on average equity (b)	8.3%	13.2%

(a)
Represents the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates to. The tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize tax losses carried forward.

(b)	Non-GAAP financial measure.

(c)
Average shareholders’ equity for the three months ended is the average of the beginning and ending quarter end shareholders’ equity balances, excluding the liquidation value of the preferred shares of $150,000.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com